                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Genovese Drug Stores, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [GENOVESE LOGO]

                           GENOVESE DRUG STORES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 17, 1996
                          ---------------------------

     The Annual Meeting of Shareholders of Genovese Drug Stores, Inc. (the "Company") will be held at the executive offices of the Company, 80 Marcus Drive, Melville, New York, on Monday, June 17, 1996 at 11:00 A.M., local time. The items to be considered and acted upon at the meeting will be:

          1. The election of three Class I directors to serve until the 1999 Annual Meeting of Shareholders.

          2. To consider a proposal to amend the 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan") to increase the number of authorized shares of Class A Common Stock that may be issued under the 1984 Plan by 800,000 shares, to extend the term of all existing options from five to 10 years (subject to the consent of existing option holders) and to extend the permissible term of future options(except certain incentive stock options) from five to 10 years.

          3. Such other business as may properly come before the Annual Meeting, or any adjournments thereof.

     Only shareholders of record at the close of business on April 24, 1996 are entitled to notice of, and to vote at, the Annual Meeting.

     Shareholders are invited to attend the Meeting, where they can vote in person or by proxy. Those Shareholders who cannot attend the Meeting are requested to vote and sign the enclosed proxy card and return it in the enclosed self-addressed postage paid envelope. Please return the proxy card as soon as possible to ensure that your vote is counted and to save the Company additional expenses in soliciting proxies.

     A proxy statement and proxy card are furnished herewith, along with the Company's Fiscal 1996 Annual Report.

                                          By Order of the Board of Directors

                                          DONALD W. GROSS
                                          Secretary

May 6, 1996
Melville, New York

                           GENOVESE DRUG STORES, INC.
                                80 MARCUS DRIVE
                            MELVILLE, NEW YORK 11747

                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 17, 1996

                                PROXY STATEMENT

                          ---------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Genovese Drug Stores, Inc. (the "Company") of proxies for use at the Company's Annual Meeting of Shareholders (the "1996 Annual Meeting") to be held at 11:00 A.M., local time, on Monday, June 17, 1996, at the executive offices of the Company, 80 Marcus Drive, Melville, New York and at any adjournments thereof. The Proxy Statement and accompanying form of proxy are being mailed on or about May 6, 1996 to shareholders of record at the close of business on April 24, 1996.

                     SOLICITATION AND REVOCATION OF PROXIES

     The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

     The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, at minimal cost to the Company, for which they will receive no additional compensation. The Company may reimburse brokers and others for reasonable costs incurred by them in obtaining voting instructions from beneficial owners of common stock held by their principals.

     If proxy cards in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) for the proposed amendment and (iii) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournments thereof.

                VOTING SECURITIES OF THE COMPANY; REQUIRED VOTE

     Only holders of record as of the close of business on April 24, 1996 are entitled to vote at the 1996 Annual Meeting. On that date, there were outstanding 5,551,094 shares of the Class A Common Stock of the Company, each entitling the holder thereof to one vote per share, and 5,553,935 shares of the Class B Common Stock of the Company, each entitling the holder thereof to ten votes per share.

     The election of each nominee for director requires a plurality of the total votes cast. Proxies cannot be voted for a greater number of persons than the number of nominees named. The amendment to the 1984 Employee Stock Option and Stock Appreciation Rights Plan, as amended (the "1984 Plan"), requires the approval of a majority of the total votes cast. Abstentions and broker non-votes will not be considered votes cast for the foregoing purposes. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspectors of election.

                             ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation and the By-Laws of the Company, the number of directors constituting the whole Board of Directors for the ensuing year is nine. The Company's Board of Directors is divided into three classes with a minimum of three directors in each class, and directors in each class are elected for three-year terms or until their successors are duly elected and qualified. Under the Certificate of Incorporation and the By-Laws of the Company, only the Class I directors (a total of three) are nominees for election at the 1996 Annual Meeting and are scheduled to serve for terms lasting for three years until the Company's 1999 Annual Meeting of Shareholders. The Board of Directors has no reason to believe that any of the nominees for director will not serve as a director, but if any nominee should subsequently become unavailable to serve as a director, the persons named as proxies may, in their discretion, vote for a substitute nominee designated by the Board of Directors.

     The following table sets forth information for each of the three Class I director nominees for election at the 1996 Annual Meeting and for each director continuing in office, including their age, present principal occupation and positions held during the past five years, directorships held in any other publicly held corporations, and the year in which each first became a director of the Company. The information provided in connection with this table has been obtained from the Company's records, information furnished by the directors as of March 15, 1996, and a review of statements filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and received by the Company through March 15, 1996.

        CLASS I DIRECTORS TO BE ELECTED FOR A TERM WHICH EXPIRES AT THE
                              1999 ANNUAL MEETING

                                           POSITIONS WITH COMPANY,
                                        BUSINESS EXPERIENCE AND OTHER         DIRECTOR
           NAME             AGE                 DIRECTORSHIPS                  SINCE
- --------------------------  ----  ------------------------------------------  --------
WILLIAM J. MCKENNA            69  Chairman of the Board since 1991 and Chief      1979
(a)(c)(d)                         Executive Officer since 1984 of Kellwood
                                  Company; Director of UMB Financial
                                  Corporation since 1984
FRANCES GENOVESE WANGBERG     65  Director of the Company since 1975              1975
(d)(e)
HERBERT J. KETT               63  Vice Chairman of the Company since 1990         1970
       CLASS II DIRECTORS WHOSE PRESENT TERMS EXPIRE AT THE 1997 ANNUAL MEETING
CHARLES HAYWARD               64  Financial services consultant since 1988        1981
(a)(b)(c)(d)
ALLAN PATRICK                 49  Executive Vice President of the Company         1987
                                  since 1990
THOMAS J. MORAN               43  President and Chief Executive Officer of        1995
(a)(b)(c)(d)                      Mutual of America Life Insurance Company
                                  since 1994; President and Chief Operating
                                  Officer, 1992 to 1994; Executive Vice
                                  President, 1989 to 1992

   CLASS III DIRECTORS WHOSE PRESENT TERMS EXPIRE AT THE 1998 ANNUAL MEETING

                                           POSITIONS WITH COMPANY,
                                        BUSINESS EXPERIENCE AND OTHER         DIRECTOR
           NAME             AGE                 DIRECTORSHIPS                  SINCE
- --------------------------  ----  ------------------------------------------  --------
ABRAHAM ALLEN                 70  Self-employed health care consultant since      1986
(a)(b)(c)(d)                      1986
THOMAS M. COONEY              70  President of Gibson Foundation since 1988;      1988
(a)(b)(c)(d)                      Director, The William Carter Company
LEONARD GENOVESE              61  Chairman of the Board since 1978 and            1961
(d)(e)                            President since 1974 of the Company;
                                  Director of TR Financial Corp. since 1993;
                                  Director of Aid Auto Stores, Inc. and
                                  Kellwood Company since 1995
OTHER EXECUTIVE OFFICERS
JEROME STENGEL                59  Vice President, Treasurer and Chief              (f)
                                  Financial Officer since 1976
IRWIN LIVON                   59  Vice President -- Merchandising and              (f)
                                  Advertising since 1991; Vice President of
                                  General Merchandise Division, Sweet Life
                                  Foods, 1986 to 1991

- ---------------
(a) Member of the Audit Committee.

(b) Member of the Compensation Committee.

(c) Member of the Finance Committee.

(d) Member of the Nominating Committee.

(e) Leonard Genovese is the brother-in-law of Frances Genovese Wangberg.

(f) Not a director of the Company.

              OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The Board, which met four times during fiscal year 1996 (ended February 2, 1996), has standing Audit, Compensation, Finance and Nominating Committees to assist it in the discharge of its responsibilities. The Committees and their principal functions are described below.

     The Audit Committee consists of Messrs. Allen, Cooney, Hayward (Chairman), McKenna and Moran. The Audit Committee met twice in fiscal year 1996. This Committee recommends to the Board the engagement of independent auditors for the ensuing year, reviews the scope and budget for the annual audit and reviews with the auditors the results of their engagement, the financial statements and management report. In addition, the Audit Committee reviews the scope of and compliance with the Company's internal controls and reviews recommendations made by the independent auditors with respect to changes in accounting principles and internal controls.

     The Compensation Committee consists of Messrs. Allen, Cooney, Hayward and Moran (Chairman). Mr. McKenna resigned as Chairman and as a member of the Compensation Committee on June 12, 1995, at which time Mr. Moran became Chairman of the Compensation Committee. The Compensation Committee met twice in fiscal year 1996 and approves or recommends to the Board compensation and special compensation for senior management in the form of bonuses and incentives, and recommends to the Board the adoption and implementation of incentive compensation plans, stock option plans and employee benefit plans, as well as any modifications to existing plans.

     The Finance Committee consists of Messrs. Allen (Chairman), Cooney, Hayward, McKenna and Moran. The Finance Committee met once in fiscal year 1996. It reviews the financial condition and capital structure of the Company and advises the Board with respect to acquisitions, divestitures and other financial matters affecting the Company.

     The Nominating Committee consists of Messrs. Allen, Cooney, Genovese (Chairman), Hayward, McKenna and Moran and Frances Genovese Wangberg. The Committee will consider nominees recommended by Shareholders for election to the Board. Recommendations should be sent to the Secretary of the Company at the Company's executive offices. The Nominating Committee met once in fiscal year 1996 and reviews and recommends criteria for Board membership.

     In December 1995, the Board of Directors amended Section 1.01 of the By-Laws of the Company relating to Annual Meetings of Shareholders. Under the old By-Law provision, Annual Meetings had to be held on a Monday in June of each year. Under the new By-Law provision, Annual Meetings may be held at such place, time and date as the Board of Directors of the Company shall determine.

                           COMPENSATION OF DIRECTORS

     The Company's present policy is to pay each director, exclusive of employee directors, an annual fee of $16,000 for serving as a director. Members of the Committees of the Board of Directors are not paid additional amounts for attending Committee meetings. Under the terms of the 1984 Plan, each non-employee director of the Company receives an annual award of an option to purchase 2,000 shares of Class A Common Stock. The award will be made each year, regardless of whether awards also are made to officers or other key employees of the Company, and the Compensation Committee will not have the discretion to modify such award. During fiscal year 1996, each director attended at least 75% of the meetings held by the Board and the Committees of which he or she is a member. Thomas J. Moran was elected as a director on March 7, 1995. Certain directors may receive additional forms of compensation, as described elsewhere in this Proxy Statement.

               OWNERSHIP OF SECURITIES BY PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the Class A Common Stock and Class B Common Stock owned beneficially as of April 1, 1996, or as otherwise noted, by any person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either class of Common Stock. The persons identified in this table have sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Company by each of them.

                              CLASS A SHAREHOLDERS

                                                               AMOUNT AND NATURE              PERCENT
                    NAME & ADDRESS(A)                      OF BENEFICIAL OWNERSHIP(B)         OF CLASS
- ---------------------------------------------------------  --------------------------         --------
Genovese Drug Stores, Inc. Employee                                   370,210                    6.7
  Stock Ownership Plan & Trust("ESOP")
T. Rowe Price Associates, Inc.(c)                                     293,709                    5.3
  100 E. Pratt Street
  Baltimore, MD 21202
  (as of December 31, 1995)
Leonard Genovese                                                    3,451,286                   38.8(d)
Frances Genovese Wangberg                                           1,775,157                   24.3(d)
Trust under the Will of the late                                    1,574,854                   22.2(d)
  Joseph W. Genovese, Jr.
Trust under the Will of the late                                      569,366                    9.4(d)
  Joseph W. Genovese, Sr.
Donald W. Gross Revocable Living                                      350,100                    6.0(d)
  Trust and Marie A. Gross
  Revocable Living Trust
                                         CLASS B SHAREHOLDERS
Leonard Genovese(e)                                                 3,325,776                   59.5
Frances Genovese Wangberg(f)                                        1,755,117                   31.4
Trust under the Will of the late                                    1,574,854                   28.2
  Joseph W. Genovese, Jr.
Trust under the Will of the late                                      569,366                   10.2
  Joseph Genovese, Sr.
Donald W. Gross Revocable Living Trust and                            302,452                    5.4
  Marie A. Gross Revocable Living Trust(g)

- ---------------
(a) Except as otherwise noted, the address for all beneficial owners is 80 Marcus Drive, Melville, New York 11747.

(b) Certain shares in the table have been counted twice because of certain rules and regulations of the Securities and Exchange Commission. See notes (d),
    (e) and (f).

(c) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investment and/or shared power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(d) Because shares of Class B Common Stock may be converted at any time to shares of Class A Common Stock on a one-for-one basis, under Securities and Exchange Commission rules each beneficial owner of outstanding shares of Class B Common Stock is deemed to be the beneficial owner of shares of Class A Common Stock. As of March 15, 1996, the following persons were deemed to be beneficial owners of more than 5% of the outstanding Class A Common Stock and each were deemed to own the following number of shares of Class A Common Stock (and percent of outstanding Class A Common Stock) assuming conversion of shares of Class B Common Stock and exercise of stock options to purchase shares of Class A Common Stock: Leonard Genovese, 3,451,286 Class A shares (38.8%), consisting of 3,325,776 shares of Class B Common Stock, 65,228 shares of Class A Common Stock and options covering 60,282 shares of Class A Common Stock; Frances Genovese Wangberg, 1,775,157 Class A shares (24.3%), consisting of 1,755,117 shares of Class B Common Stock, 4,098 shares of Class A Common Stock and options covering 13,942 shares of Class A Common Stock; Trust under the Will of the late Joseph W. Genovese, Jr., 1,574,854 Class A shares (22.2%), consisting of 1,574,854 shares of Class B Common Stock; Trust under the Will of the late Joseph Genovese, Sr., 569,366 Class A shares (9.4%) consisting of 569,366 shares of Class B Common Stock; and Donald W. Gross Revocable Living Trust and Marie A. Gross Revocable Living Trust, 350,100 Class A shares (6.0%), consisting of 302,452 shares of Class B Common Stock, 17,457 shares of Class A Common Stock and options covering 30,191 shares of Class A Common Stock.

(e) Includes 569,366 shares of Class B Common Stock listed as beneficially owned by the Trust under the Will of the late Joseph Genovese, Sr., of which Mr. Genovese is Trustee and 1,574,854 shares of Class B Common Stock listed as beneficially owned by the Trust under the Will of the late Joseph Genovese, Jr., of which Mr. Genovese is Co-Trustee. Mr. Genovese disclaims any beneficial ownership in any such shares. Additionally, Mr. Genovese owns 65,228 shares of Class A Common Stock and also has options to purchase 60,282 more shares of Class A Common Stock.

(f) Includes 1,574,854 shares of Class B Common Stock listed as beneficially owned by the Trust under the Will of the late Joseph W. Genovese, Jr. for the benefit of Frances Genovese Wangberg, of which Frances Genovese Wangberg is Co-Trustee with Leonard Genovese. Additionally, Mrs. Wangberg owns 4,098 shares of Class A Common Stock and also has options to purchase 15,942 more shares of Class A Common Stock.

(g) Of the shares of Class B Common Stock stated, 204,602 shares are owned by the Donald W. Gross Revocable Living Trust, of which Marie A. Gross is contingent beneficiary. The balance, 97,850 shares, are owned by the Marie
    A. Gross Revocable Living Trust, of which Donald W. Gross is a Trustee and contingent beneficiary. Mr. Gross is deemed to be an associate of the Donald
    W. Gross Revocable Living Trust, Marie Gross and the Marie A. Gross Revocable Living Trust. Mrs. Gross is deemed to be an associate of the Marie
    A. Gross Revocable Living Trust, Donald Gross and the Donald W. Gross Revocable Living Trust. None of these shares have been counted more than once as set forth in Note (b). Mr. Gross is Secretary of the Company. Additionally, Mr. Gross owns 17,457 shares of Class A Common Stock and also has options to purchase 30,191 more shares of Class A Common Stock.

     Leonard Genovese is the brother of Marie Gross and the brother-in-law of Frances Genovese Wangberg. Donald W. Gross is the husband of Marie Gross, and also the brother-in-law of Leonard Genovese. These persons are deemed "associates" of each other as that term is defined in the regulations promulgated under the Exchange Act.

     The Trust under the Will of the late Joseph W. Genovese, Jr. may be deemed to be an "associate" of Frances Genovese Wangberg and Leonard Genovese and the Trust under the Will of the late Joseph Genovese, Sr. may be deemed to be an "associate" of Leonard Genovese as that term is so defined. The term "associate" is used to indicate a relationship with any person, including, in this situation, any trust or estate as to which such person has a substantial beneficial interest, or as to which such person serves as trustee or in any other fiduciary capacity, and any relative or spouse of such person who has the same home as such person or who is a director or officer of the Company.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table presents the number of shares of the Company's Class A Common Stock and Class B Common Stock owned beneficially as of April 1, 1996, by
(i) all directors and nominees, (ii) the executive officers listed in the Summary Compensation Table, and (iii) all executive officers and directors as a group:

                                                        SHARES
                                                  BENEFICIALLY OWNED
                                                  AS OF 4/1/96(A)(B)             % OF CLASS
                                               -------------------------       ---------------
                      NAME                      CLASS A         CLASS B         A          B
    -----------------------------------------  ---------       ---------       ----       ----
    Abraham Allen............................     22,647           2,655          *          *
    Thomas M. Cooney.........................     23,281               0          *          0
    Leonard Genovese(c)......................  3,451,286       3,325,776       38.8       59.5
    Charles Hayward..........................     22,706               0          *          0
    Herbert J. Kett..........................    116,634          73,447        2.1        1.3
    Irwin Livon..............................     39,856               0          *          0
    William J. McKenna.......................     18,738           2,655          *          *
    Thomas J. Moran..........................      4,200               0          *          0
    Allan Patrick............................    101,622               0        1.8          0
    Jerome Stengel...........................     91,983          50,023        1.6          *
    Frances Genovese Wangberg(d).............  1,773,157       1,755,117       24.3       31.4
    All Executive Officers and Directors
      as a Group (18 persons)(e).............  4,634,119       3,955,634(f)    46.8       70.8

- ---------------
 *  Indicates less than 1% of Class

(a) The persons identified in this table have sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Company by each of them.

(b) The number of shares of Class A Common Stock shown in the table includes the right to acquire such shares either through the conversion of shares of Class B Common Stock on a one-for-one basis or through the exercise of stock options pursuant to the Company's 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan"), as follows: Abraham Allen, 22,647 Class A shares, consisting of 6,050 Class A shares, 2,655 Class B shares, and options covering 13,942 Class A shares; Thomas M. Cooney, 23,281 Class A shares, consisting of 9,339 Class A shares, and options covering 13,942 Class A shares; Leonard Genovese, 3,451,286 Class A shares, consisting of 65,228 Class A shares, 3,325,776 Class B shares, and options covering 60,282 Class A shares; Charles Hayward, 22,706 Class A shares, consisting of 8,764 Class A shares, and options covering 13,942 Class A shares; Herbert J. Kett, 116,634 Class A shares, consisting of 11,849 Class A shares, 73,447 Class B shares, and options covering 31,338 Class A shares; Irwin Livon, 39,856 Class A shares, consisting of 9,665 Class A shares, and options covering 30,191 Class A shares; William J. McKenna, 21,393 Class A shares, consisting of 4,796 Class A shares, 2,655 Class B shares and options covering, 13,942 Class A shares; Thomas J. Moran, 4,200 Class A shares, consisting of options covering 4,200 Class A shares; Allan Patrick, 101,622 Class A shares, consisting of 56,334 Class A shares, and options covering 45,288 Class A shares; Jerome Stengel, 91,983 Class A shares, consisting of 11,769 Class A shares, 50,023 Class B shares, and options covering 30,191 Class A shares; Frances Genovese Wangberg, 1,773,157 Class A shares, consisting of 4,098 Class A shares, 1,755,117 Class B shares, and options covering 13,942 Class A shares; and All Executive Officers and Directors as a Group, 4,634,119 Class A shares, consisting of 242,871 Class A shares, 3,955,634 Class B shares, and options covering 435,614 Class A shares.

(c) Includes 569,366 shares of Class B Common Stock held by the Trust under the Will of the late Joseph W. Genovese, Sr., of which Mr. Genovese is Trustee and 1,574,854 shares of Class B Common Stock listed as beneficially owned by the Trust under the Will of the late Joseph Genovese, Jr., of which Mr. Genovese is Co-Trustee. Mr. Genovese disclaims any beneficial interest in any such shares.

(d) Includes 1,574,854 shares of Class B Common Stock held by the Trust under the Will of the late Joseph W. Genovese, Jr. for the benefit of Frances Genovese Wangberg, of which she is Co-Trustee with Leonard Genovese.

(e) Includes 435,614 shares of Class A Common Stock which the group currently has rights to acquire through the exercise of stock options pursuant to the 1984 Plan.

(f) The 1,574,854 shares of Class B Common Stock beneficially owned by the Trust under the Will of the late Joseph W. Genovese, Jr. are included in the Class B shares owned by each of Leonard Genovese and Frances Genovese Wangberg. However, these shares are counted only once in the total number of shares listed under "All Executive Officers and Directors as a Group".

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Reporting persons are required by SEC regulation to furnish the Company with copies of all such filed reports. To the Company's knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company's directors, officers, and greater than ten percent beneficial owners made all required filings during fiscal year 1996 in a timely manner.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation paid by the Company during the fiscal years ending February 2, 1996, February 3, 1995 and January 28, 1994 to the Chief Executive Officer and the four most highly compensated executive officers of the Company. Each executive officer of the Company serves at the pleasure of the Board of Directors. No executive officer has an employment agreement with the Company.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                        ANNUAL COMPENSATION
                                  --------------------------------   -------------------------
                                                         OTHER       RESTRICTED    SECURITIES        ALL
                                                         ANNUAL        STOCK       UNDERLYING       OTHER
         NAME AND          FISCAL  SALARY    BONUS    COMPENSATION     AWARD        OPTIONS      COMPENSATION
    PRINCIPAL POSITION     YEAR    ($)(A)    ($)(B)      ($)(C)        ($)(B)        (#)(D)         ($)(E)
- -------------------------- -----  --------  --------  ------------   ----------   ------------   ------------
LEONARD GENOVESE..........  1996   442,500       -0-      6,496            -0-       11,000          5,864(f)
  Chairman of the Board     1995   421,277   105,000      5,308        105,000       12,100          4,476
  and President             1994   404,076    95,000      4,300         95,000          -0-          5,296
ALLAN PATRICK.............  1996   231,500       -0-      2,744            -0-        8,250          1,221
  Executive Vice President  1995   215,650    53,750     51,129         53,750        9,075          1,221
  and Director              1994   202,121    47,500      2,744         47,500          -0-          2,051
HERBERT J. KETT...........  1996   169,500       -0-      4,380            -0-        5,720          2,989
  Vice Chairman and         1995   160,979    30,400     38,103         30,400        6,292          2,989
  Director                  1994   154,638    27,617      3,268         27,617          -0-          3,369
IRWIN LIVON...............  1996   151,436       -0-      4,181            -0-        5,500            311
  Vice President            1995   143,065    26,980      4,035         26,980        6,050            311
                            1994   137,457    24,548      3,525         24,548          -0-            849
JEROME STENGEL............  1996   148,416       -0-      3,315            -0-        5,500          2,063
  Vice President,
  Treasurer                 1995   140,978    25,200     35,418         25,200        6,050          2,063
  and Chief Financial
  Officer                   1994   134,424    22,243      3,097         23,743          -0-          2,452

- ---------------
(a) Includes Company contributions to the Genovese Retirement and Savings Plan, a Section 401(k) plan. In fiscal 1996, the Company contributed $1,500, $1,500, $1,500, $1,436 and $1,415, respectively.

(b) The amounts in the table reflect solely bonuses awarded under the 1987 Plan. 50% of awards paid in cash and 50% paid in Class A Common Stock of the Company over a four year period in five equal installments, assuming the continued employment of such executives.

(c) None of the officers listed in the table exercised any stock options during fiscal 1996. The amounts shown in the table reflect, for fiscal 1996, personal use of a Company-leased automobile on a pro-rated basis in the amounts of $3,688, $2,170, $2,063, $2,696 and $1,830, respectively; premiums paid by the Company for life insurance over $50,000 in the amounts of $2,808, $574, $2,317, $1,485 and $1,485, respectively.

(d) Options to purchase shares of Class A Common Stock granted pursuant to the 1984 Plan. The number of options granted in March 1994 and March 1995 have been restated to reflect the 10% stock dividends issued in January 1995 and January 1996.

(e) The amounts shown in the table reflect, for fiscal year 1996, the Company's contributions to the Non-Qualified Pension Plan added to salary in the amounts of $2,415, $892, $2,660, $0 and $1,757, respectively; and the Company's contribution under the ESOP of $329, $329, $329, $311 and $306, respectively.

(f) Includes the amount of annual premiums on the term portion of split-dollar life insurance on the lives of Leonard Genovese and his spouse in the amounts of $3,120, $1,732 and $1,732 for fiscal years 1996, 1995 and 1994, respectively. The annual premiums paid by the Company for the non-term portion of such insurance were $189,250, $90,286 and $88,540 for fiscal years 1996, 1995 and 1994, respectively. Pursuant to collateral assignments of the split-dollar life insurance policies, upon the death of Leonard Genovese and his spouse, the Company is repaid the amount of premiums paid by the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's current executive compensation program reflects the overall compensation philosophies of the Company. The program is designed with a goal of fairly compensating executives for their performance and contribution to the Company's financial results, as well as providing incentives which attract and retain key executives, instill a long-term commitment to the Company, and develop a pride and sense of Company ownership, all in a manner consistent with shareholder interests. Given these objectives, the executive compensation package includes three elements: (1) base salary; (2) bonuses awarded under the 1987 Executive Bonus & Stock Plan (the "1987 Plan"), consisting of one-half cash and one-half grants of Class A Common Stock (which grants vest in five equal installments over a four year period, generally commencing shortly after each grant); and (3) options to purchase shares of Class A Common Stock granted under the 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan"), which options are non-qualified options with an exercise price of 100% of the price per share of Class A Common Stock on the date of grant and a term of five years from the date of grant. Under Proposal 1 set forth in this Proxy Statement, the shareholders of the Company are being asked to consider a proposal to amend the 1984 Plan to extend the term of all existing options from five to 10 years from the date of their initial grant (subject to the consent of existing option holders), and extend the permissible term for future grants of options (except certain incentive stock options) from five to 10 years. If this proposal is approved and assuming all existing option holders consent, all outstanding options will have a 10-year term from their initial date of grant. It is anticipated that all future grants of options would also have a term of 10 years. Each of the foregoing three elements is reviewed annually and adjusted in light of the Company's performance for the year, including the attainment of a pre-determined financial plan, and the individual executive's contribution to that performance.

     The Compensation Committee administers the 1987 Plan and the 1984 Plan. In evaluating an executive's performance at the Company, in addition to financial results of the Company (such as attaining the pre-determined financial plan), a broad range of performance criteria is considered. These criteria include standards of business conduct which reflect the social values and expectations of the Company's associates and shareholders and the communities in which it operates. In considering salary increases, bonus awards and stock option grants (for persons other than the President), the Compensation Committee considers recommendations submitted by the President.

     In approving the salary increase, bonus award and stock option grant to the President, the Compensation Committee takes into account his level and scope of responsibilities and contributions to the Company. The Compensation Committee decides on the compensation of the President privately, without the President being present.

     The Omnibus Budget and Reconciliation Act of 1993 resulted in the addition of Section 162(m) to the Internal Revenue Code. Beginning in 1994, Section 162(m) limits the federal income tax deduction to $1,000,000 per year for compensation paid to a company's chief executive officer and to its four other most highly compensated executive officers, unless such compensation meets the technical definition of "performance based compensation," as set forth in the Code. The Compensation Committee, when considering compensation levels and compensation programs, considers all relevant factors, including tax deductions that may result from such compensation or programs. Compensation paid to the Company's chief executive officer and to each of its four other most highly compensated executive officers has never exceeded $1,000,000, and in 1997 is not expected to exceed $1,000,000. Accordingly, at this time the Compensation Committee has not recommended that any special action be taken or any of the Company's plans or programs be revised to ensure the deductibility of compensation pursuant to the provisions of Section 162(m).

     The Compensation Committee consists of four independent directors, none of whom is an employee of the Company.

     This report is submitted by the following persons who constitute the Compensation Committee:

          Thomas J. Moran, Chairman
        Abraham Allen
        Thomas M. Cooney
        Charles Hayward

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee during the 1996 fiscal year consisted of the following five non-employee directors: Thomas J. Moran, William J. McKenna, Abraham Allen, Thomas M. Cooney and Charles Hayward. Mr. McKenna resigned as Chairman and as a member of the Compensation Committee on June 12, 1995, at which time Mr. Moran became Chairman of the Compensation Committee. In August 1995, Leonard Genovese was appointed to the Board of Directors and the Compensation Committee of Kellwood Company, of which Mr. McKenna is Chairman of the Board and Chief Executive Officer. In the ordinary course of business, the Company purchased merchandise from Gibson Greetings, Inc. which during fiscal year 1996 aggregated approximately $250,000. Thomas Cooney, a director of the Company, was a director of Gibson Greetings, Inc. until June 1995. The Company believes that the purchases were made on a basis no less favorable than could have been obtained from unaffiliated suppliers in similar transactions.

                 EMPLOYEE BENEFIT PLANS AND OTHER REMUNERATION

1987 EXECUTIVE BONUS & STOCK PLAN

     The 1987 Plan was adopted during fiscal year 1988. Under the 1987 Plan, the Compensation Committee can award eligible executives, upon meeting targeted performance levels, incentive compensation which is paid 50% in cash and 50% in shares of Class A Common Stock. Under the current policy of the Compensation Committee, only the twelve executive officers of the Company are eligible to receive awards under the 1987 Plan. The stock is payable in equal installments of 20% over a four year period, provided the recipient remains employed by the Company. The Company had available, as of February 2, 1996, approximately 250,000 shares of Class A Common Stock for future awards under the 1987 Plan. For fiscal year 1996, the Company did not award any incentive compensation under the 1987 Plan. The Company distributed during fiscal 1996 shares of Class A Common Stock for amounts awarded in previous years.

1984 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

     The 1984 Plan authorizes the grant of discretionary options to purchase shares of Class A Common Stock from the Company to officers and other key employees of the Company and automatic, non-discretionary options to non-employee directors of the Company. The 1984 Plan authorizes the grant of such options at an exercise price which is no less than 100% of the fair market value of the Class A Common Stock at the time the option is granted. All outstanding options currently have a five-year term. Under Proposal 1 set forth in this Proxy Statement, the shareholders of the Company are being asked to consider a proposal to amend the 1984 Plan to extend the term of all existing options from five to 10 years from the date of their initial grant (subject to the consent of existing option holders), and extend the permissible term for future grants of options (except certain incentive stock options) from five to 10 years. If this proposal is approved and assuming all existing option holders consent, all outstanding options will have a 10-year term from their initial date of grant. It is anticipated that all future grants of options would also have a term of 10 years.

     Payment for shares of Class A Common Stock purchased upon exercise of an option must be made in full at the time of exercise, either in cash, by delivery of shares of Common Stock then owned by the optionee or a combination of cash and shares of Common Stock having an aggregate fair market value equal to the option price, or by participation in a cashless exercise program. Under the cashless exercise program, an optionee may sell all or part of his or her option shares through a brokerage firm with whom the Company has arranged to handle such sales. The brokerage firm pays the aggregate amount of the exercise price for such option shares directly to the Company. The remaining monies or shares, less a brokerage commission, are credited to the account of the optionee at such brokerage firm. As of February 2, 1996, 471,506 options were outstanding at exercise prices ranging from $6.92 to $10.85 per share.

                          OPTION GRANTS IN FISCAL 1996

     The following table sets forth certain information concerning individual grants of stock options made to each of the executive officers of the Company named in the above Summary Compensation Table during fiscal 1996 pursuant to the 1984 Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                ---------------------------------------------------    ANNUAL RATES OF STOCK
                                              % OF TOTAL                                PRICE APPRECIATION
                                 OPTIONS       OPTIONS                                          FOR
                                 GRANTED      GRANTED TO     EXERCISE                     OPTION TERM($)
                                  (# OF      EMPLOYEES IN    PRICE(2)    EXPIRATION    ---------------------
             NAME               SHARES)(1)   FISCAL 1996      ($/SH)      DATE(3)       5%(4)        10%(4)
- ------------------------------  ---------    ------------    --------    ----------    -------       -------
Leonard Genovese..............    11,000          8.4%        $9.659       3/7/00      $29,358       $64,873
Allan Patrick.................     8,250          6.3%        $9.659       3/7/00      $22,018       $48,655
Herbert J. Kett...............     5,720          4.3%        $9.659       3/7/00      $15,266       $33,734
Irwin Livon...................     5,500          4.2%        $9.659       3/7/00      $14,679       $32,436
Jerome Stengel................     5,500          4.2%        $9.659       3/7/00      $14,679       $32,436

- ---------------
(1) The indicated stock options are fully vested immediately upon grant. All rights to exercise such options terminate 14 business days after termination of employment, provided, however, that the optionee or his estate shall have three months after termination of employment to exercise the options if the cessation of employment is due to retirement on or after attaining the age of 65, disability, or death. The Company paid on January 4, 1996 a 10% stock dividend to shareholders of record on December 21, 1995. Since the 1984 Plan contains antidilution provisions, the number of options granted and the option prices in the table have been adjusted to reflect the stock dividend.

(2) Exercise price of $9.659, after adjustment for 10% stock dividend paid in January 1996.

(3) Under Proposal 1 set forth in this Proxy Statement, the shareholders of the Company are being asked to consider a proposal to amend the 1984 Plan to extend the term of all existing options from 5 to 10 years from the date of their initial grant. If this proposal is approved, the expiration date for these options will be extended to March 7, 2005.

(4) The potential realizable value amounts shown illustrate the values that might be realized upon exercise of stock options immediately prior to the expiration of their five-year term using 5% and 10% appreciation rates (as specified by the SEC), compounded annually, and therefore are not intended to forecast possible future appreciation, if any, of the price of Class A Common Stock. Additionally, these values do not take into consideration the provisions of the options providing for non-transferability or termination of the options following termination of employment.

     In order to achieve the potential realizable values set forth in the 5% and 10% columns, the price per share of Class A Common Stock for the stock options granted on March 7, 1995 would need to appreciate to approximately $12.33 and $15.56, respectively, from the date of grant through the five-year option term. On February 2, 1996, the last day of trading in fiscal 1996, the closing price of the Class A Common Stock on the American Stock Exchange was $9.1875 per share.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 1996 and unexercised options held at fiscal year-end.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                             OPTIONS AT YEAR-END(#)         FISCAL YEAR-END($)(A)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Leonard Genovese.........        -0-             -0-          52,382          -0-          $23,067          -0-
Allan Patrick............        -0-             -0-          39,288          -0-          $34,865          -0-
Herbert J. Kett..........        -0-             -0-          27,238          -0-          $24,171          -0-
Irwin Livon..............        -0-             -0-          26,191          -0-          $23,244          -0-
Jerome Stengel...........        -0-             -0-          26,191          -0-          $23,244          -0-

- ---------------
(a) Calculated based on the excess of the fair market value of Class A Common Stock on February 2, 1996 ($9.1875) over the option exercise price. All awards made to Leonard Genovese from 1990 through 1992 were at an option exercise price equal to 110% of the market price on the date of the grant.

THE GENOVESE RETIREMENT AND SAVINGS PLAN

     The Company maintains a profit sharing and deferred retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. All employees participate after one year of service and attainment of age 21.

     The Company may make discretionary contributions in an amount determined annually by the Board of Directors. Company contributions are allocated to eligible participants in proportion to their compensation. Participants may make contributions to the Plan on a salary reduction basis, and the Company may make matching contributions on behalf of each participant. A separate salary reduction account and matching employer contribution account are maintained for each participant. All contributions are paid to The Dreyfus Trust Company, as Trustee, to hold, invest and reinvest the funds. All accounts are vested at retirement, death or disability. Upon any other termination of employment, matching and discretionary contributions vest 20% a year for the first five years of service. Subject to certain restrictions and tax penalties, participants may borrow from or make early withdrawals from their salary reduction accounts.

RETIREMENT INCOME PLAN

     The Company's Retirement Income Plan (the "Pension Plan") covers approximately 737 participants. The Company, during fiscal year 1990, elected to freeze the Pension Plan as of December 31, 1988, which resulted in the freezing of maximum benefits available to employees covered by the Pension Plan as of December 31, 1988. Employees covered by the Pension Plan will continue to vest with the passage of time.

     The Pension Plan provides 100% vesting after five years of service. Normal retirement age is 65 and early retirement can be taken after age 55. A participant's benefits under the Pension Plan are based upon a maximum of 50% of his average earnings during the final five years of employment up to a maximum of $30,000, less 75% of his primary Social Security benefits, for 30 years or more of service. Benefits are reduced proportionately if the participant's actual years of service are less than 30. As a result of the freeze of benefits described above, these benefits were determined for each affected employee as if he or she terminated employment on December 31, 1988.

     The following named executive officers shall be entitled to receive the following annual benefits upon retirement at age 65: Leonard Genovese, $4,991; Herbert Kett, $5,172; Allan Patrick, $2,398; Jerome Stengel, $3,364; and Irwin Livon, $0. Because the Pension Plan was frozen, the benefits payable upon retirement to the named executive officers will not vary based on final compensation or additional years of service.

NON-QUALIFIED PENSION PLAN

     In addition, five key officers of the Company (Leonard Genovese, Herbert J. Kett, Allan Patrick, Jerome Stengel and Dominick Lettieri) participate in a non-qualified pension plan. The plan provides benefits at retirement equal to 50% of a participant's base salary with a maximum benefit of $50,000 per year for 10 years. This plan also provides life insurance on the individual officers, payable to the officers in an amount equal to five years base salary up to a maximum of $500,000. Because each of these five officers receives (and is expected to receive in future years) a base salary in excess of $100,000, each such officer is expected to receive at retirement the maximum benefits available under the non-qualified pension plan.

EMPLOYEE STOCK OWNERSHIP PLAN & TRUST

     On April 6, 1976, the Board of Directors of the Company approved the adoption of the ESOP for the benefit of all of its employees, including officers, who meet certain eligibility requirements, based primarily on age, length of service and number of hours worked. Under the ESOP, the Company may make contributions to a trust fund in cash or property, including shares of Class A Common Stock, in an amount to be determined annually by the Board of Directors. The Trustees of the trust fund will be directed to invest any funds received primarily in Class A Common Stock and to make distributions in the form of Class A Common Stock or cash to participants upon death, disability or retirement. In the event employment of a participant is terminated prior to death, disability or retirement, the number of shares of the ESOP he or she will be entitled to receive as a distribution will depend, in general, upon his or her length of service with the Company. A participant's share in the contribution for each year is determined by the ratio of his or her compensation (exclusive of any bonuses) to the aggregate compensation of all participants (exclusive of bonuses).

     For fiscal year 1996, the Board of Directors authorized a contribution of 10,000 shares of Class A Common Stock to the ESOP. On March 15, 1996, the ESOP held 370,210 shares of Class A Common Stock.

CERTAIN TRANSACTIONS

     During fiscal year 1996, the Company paid to Leonard Genovese and another member of the Genovese family, as Trustees under deeds of trust for the benefit of certain family members, an aggregate of $304,276 for facilities located in Long Island City, New York, under the terms of a lease which expires on July 31, 2010. During fiscal 1996 the Company paid to the Trustees an annual base rental of $241,500, $0 for a percentage of annual gross sales generated from the premises in excess of a specified amount, $62,776 for the payment of certain real estate taxes and $0 for maintenance charges. The Company believes that the lease, when entered into, was made on terms no less favorable to the Company than could have been obtained from an unaffiliated person in a similar transaction.

     In the ordinary course of business, the Company purchased merchandise from Gibson Greetings, Inc. which during fiscal year 1996 aggregated approximately $250,000. Thomas M. Cooney, a director of the Company, was also until June 1995 a director of Gibson Greetings, Inc. The Company believes that the purchases were made on a basis no less favorable than could have been obtained from unaffiliated suppliers in similar transactions.

     Leonard Genovese, Chairman and President of the Company, was indebted to the Company as of March 15, 1996 in the amount of $49,000 for a personal loan. The loan is interest-free and payable on demand. The largest aggregate amount of indebtedness owed by Mr. Genovese to the Company since February 4, 1995 was $73,000.

CHANGE IN CONTROL AGREEMENTS

     In fiscal year 1996, the Company entered into Severance Agreements with eleven of its executive officers. The Agreements become effective only upon a Change in Control (as defined in the Agreements). If, after a Change in Control, the Executive's employment is terminated with rights to receive severance benefits, the Executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the Executive's base salary and incentive pay, and (ii) employee benefits for a period of 24 months.

                               PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the S&P 500 and a composite peer group for the period of five years commencing February 1, 1991 and ending January 31, 1996.

                 COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE
                FIVE YEARS COMMENCING 2/1/91 AND ENDING 1/31/96

      MEASUREMENT PERIOD         GENOVESE DRUG                     COMPOSITE
    (FISCAL YEAR COVERED)        STORES, INC.       S&P 500       PEER GROUP
1/91                                       100             100             100
1/92                                       173             123             126
1/93                                       159             136             132
1/94                                       225             153             134
1/95                                       201             154             167
1/96                                       215             213             233

     The graph assumes that the value of the investment in the Class A Common Stock and each index was $100 on February 1, 1991 and that all dividends were reinvested.

     The peer group consists of the Company and the following drugstore chains:
Arbor Drugs, Inc., Big B, Inc., Drug Emporium, Inc., Fay's Incorporated, Longs Drug Stores Corp., Revco D.S., Inc., Rite Aid Corp., and Walgreen Co.

                          CERTIFIED PUBLIC ACCOUNTANTS

     The certified public accounting firm of Deloitte & Touche LLP was engaged as independent auditors by the Board for fiscal year 1996. The Board, on the recommendation of its Audit Committee, has retained Deloitte & Touche LLP to provide accounting services for fiscal year 1997. Deloitte & Touche LLP is expected to have representatives present at the 1996 Annual Meeting who will be available to respond to shareholders' questions and, if they desire, will have an opportunity to make any statement they consider appropriate.

                                   PROPOSAL 1

  PROPOSAL TO APPROVE AN AMENDMENT TO THE 1984 EMPLOYEE STOCK OPTION AND STOCK
                            APPRECIATION RIGHTS PLAN

DESCRIPTION OF PROPOSAL AND RECOMMENDED VOTE

     The Compensation Committee has adopted Amendment No. 4 to the 1984 Plan ("Amendment No. 4") subject to the approval of the shareholders of the Company. The text of Amendment No. 4 is appended hereto as Exhibit A.

     Amendment No. 4 makes two changes to the 1984 Plan. First, the number of shares of Class A Common Stock that can be awarded under the 1984 Plan would be increased. The 1984 Plan currently provides that 650,000 shares of Class A Common Stock (before adjustment in accordance with the anti-dilution provisions of the 1984 Plan) are available for awards under the 1984 Plan. At present time, approximately 77,000 shares of Class A Common Stock remain available for future awards under the Plan, even though the 1984 Plan will continue in existence until March 16, 2004. Such an amount of shares would be insufficient to make awards of options to the Company's directors, executive officers and other employees with respect to fiscal year 1997 if the same or a greater number of options were awarded as were awarded with respect to fiscal year 1996. The proposed amendment would authorize an additional 800,000 shares of Class A Common Stock to be available for awards under the 1984 Plan.

     Second, the term of all outstanding but unexercised options would be extended from five years to 10 years from their initial date of grant, subject to the consent of existing option holders. The Company expects that existing option holders will consent to the extension of the term of their options. As of April 7, 1996, there were outstanding and unexercised options to purchase approximately 570,000 shares of Class A Common Stock. In addition, the permissible term for future grants of options would be extended from five years to 10 years (except in the case of certain incentive stock options). This change would extend the period during which optionees could exercise their stock options to a term (10 years) which is typical for "non-qualified" options. This change would not apply and the permissible term would remain at five years in the case of options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and which are granted to an individual who owns (at the time of such grant) stock possessing more that 10% of the total combined voting power of all classes of stock of the Company.

     The foregoing changes would be effective as of March 26, 1996. In all other respects, the current terms and conditions of the 1984 Plan would remain in effect.

     The Compensation Committee and Company management believe that the changes made to the 1984 Plan by Amendment No. 4 as proposed will further the purpose of the 1984 Plan and are in the best interests of the Company and its shareholders.

     The affirmative vote of the majority of the votes entitled to be cast at the meeting is required for approval of Amendment No. 4 under Proposal 1. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

DESCRIPTION OF 1984 PLAN

     The 1984 Plan provides for the granting of stock options or stock appreciation rights with respect to an aggregate of up to 650,000 shares (before adjustment in accordance with the antidilution provisions of the 1984 Plan) of the Company's Class A common stock, par value $1.00 per share ("Class A Stock"). The 1984 Plan includes provisions authorizing a Stock Option Plan Committee to administer the 1984 Plan, to grant stock options or stock appreciation rights thereunder, to construe and interpret the 1984 Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the 1984 Plan, and to make all other determinations necessary or advisable for the administration of the 1984 Plan. The Stock Option Plan Committee must consist of at least three disinterested, non-employee directors of the Company. The Compensation Committee of the Board of Directors serves as the Stock Option Committee under the 1984 Plan (the "Compensation Committee").

     Purpose. The purpose of the 1984 Plan is to encourage the acquisition of a proprietary interest in the Company by its directors, officers, and other key employees.

     Adoption and Amendments. The 1984 Plan was approved by shareholders of the Company on June 4, 1984 to be effective as of March 16, 1984 and was to terminate automatically on March 16, 1994. The 1984 Plan was modified by an amendment approved by shareholders of the Company on June 6, 1988, which amendment authorized automatic, non-discretionary grants of stock options to directors of the Company under the 1984 Plan and increased the number of shares of Class A Stock authorized to be awarded under the 1984 Plan by 200,000 shares. The 1984 Plan was further modified by an amendment approved by shareholders of the Company on June 8, 1992, which amendment increased the number of shares of Class A Stock authorized to be awarded under the 1984 Plan by 250,000 shares and extended the term of the 1984 Plan from March 16, 1994 to March 16, 2004. The 1984 Plan was further modified by Amendment No. 3 approved by shareholders of the Company on June 13, 1994, which amendment made three changes to the 1984 Plan. First, the number of shares for which each non-employee director shall annually receive an option grant was increased from 500 to 2,000, subject to adjustment in accordance with the antidilution provisions of the 1984 Plan. Second, the requirement for the receipt of consideration from the recipients of stock options and stock appreciation rights under the plan was deleted. Third, participation in a cashless exercise program sponsored by Merrill Lynch was authorized.

     Persons Eligible. Such officers or other key employees of the Company as the Compensation Committee in its sole discretion may select are eligible to receive discretionary grants of stock options and stock appreciation rights under the 1984 Plan. Non-employee directors of the Company are eligible to receive automatic, non-discretionary grants of stock options under the 1984 Plan. There are approximately 90 officers and other key employees and 6 non-employee directors currently participating in the 1984 Plan.

     Shares Available. 649,186 shares of Class A Stock remain available for issuance and sale under the 1984 Plan, 571,605 of which are covered by stock options outstanding thereunder; no stock appreciation rights have been granted under the 1984 Plan to date. The shares of Class A Stock that may be issued and sold under the 1984 Plan may be either treasury shares or authorized and unissued shares of such Class A Stock. The number of authorized shares of Class A Stock with respect to which stock options have been granted but not exercised is subject to adjustment if a stock dividend is declared and paid upon the issued and outstanding shares of common stock of the Company, or if such shares are split, combined, converted, exchanged, reclassified or in any way substituted for, or if the Company merges or consolidates with another corporation. In any such event, a stock option that has been granted and not exercised will entitle the holder of such stock option upon its future exercise to the number and kind of securities or other property subject to the terms of the stock option to which such holder would have been entitled had such holder actually owned the shares of Class A Stock subject to the unexercised portion of the stock option at the time of the occurrence of such stock dividend, split, combination, conversion, exchange, reclassification, substitution, merger or consolidation.

If a stock appreciation right is granted, then, upon the occurrence of any of the foregoing events, the Compensation Committee in its sole discretion has the right to determine the amount of cash and/or the number of shares or other property subject to the terms of the stock appreciation right so that there will be no decrease or dilution (as determined by the Compensation Committee in its sole discretion) in the cash and/or the value of the shares or other property to which the holder of such stock appreciation right upon its payment is entitled by reason of such events.

     Awards. The Compensation Committee may grant options to purchase shares of Class A Stock to eligible directors, officers and other key employees of the Company in accordance with the terms and conditions of the 1984 Plan. Such terms and conditions are described in detail in the 1984 Plan and are summarized below. The stock options granted under the 1984 Plan may be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or options that are not intended to so qualify ("non-qualified options"). The Compensation Committee also may grant stock appreciation rights to eligible officers and other key employees of the Company in accordance with the terms and conditions of the 1984 Plan. Such terms and conditions also are described in detail in the 1984 Plan and are summarized below. The stock appreciation rights granted under the 1984 Plan may be free-standing rights or rights that are granted in tandem with stock options. The form of stock options and stock appreciation rights granted under the 1984 Plan is determined from time to time by the Compensation Committee. An Option Certificate or Stock Appreciation Right Certificate is issued to each person to whom a stock option or stock appreciation right is granted. If a stock appreciation right is granted in tandem with a stock option, an Option Certificate, with appropriate modifications as determined by the Compensation Committee, is issued.

     Grants to Employees. The number of shares of Class A Stock subject to stock options or stock appreciation rights granted to any eligible officer or other key employee of the Company is determined by the Compensation Committee in its sole discretion. An individual who has been granted a stock option or stock appreciation right may be granted additional stock options or stock appreciation rights if the Compensation Committee so determines, even though stock options or stock appreciation rights previously granted to that individual remain outstanding.

     Grants to Non-Employee Directors. Each non-employee director of the Company will receive an annual award under the 1984 Plan of an option to purchase 2,000 shares of Class A Stock, subject to adjustment in accordance with the anti-dilution provisions of the 1984 Plan. The award will be made each year, regardless of whether awards are made to officers or other key employees of the Company, and the Compensation Committee will not have the discretion to modify such award (except as provided by the anti-dilution provisions of the 1984
Plan).

     Duration of Options or Rights. The duration of each stock option or any stock appreciation right granted under the 1984 Plan is for such period as the Compensation Committee shall determine, but currently not more than five years from the date of grant thereof. The duration of each tandem stock appreciation right is coextensive with the stock option pursuant to which it was granted and expires at the same time.

     Assignability of Stock Options. Stock options, stock appreciation rights and all rights thereunder granted under the 1984 Plan are not transferrable by the holder thereof other than by will or the laws of descent and distribution, and such stock option or stock appreciation right may be exercised during such holder's lifetime only by or on behalf of such holder.

     Price. The price per share of the shares of Class A Stock to be purchased pursuant to the exercise of a stock option and the price per share of the shares of Class A Stock subject to a non-tandem stock appreciation right must be not less than one hundred percent (100%) (110% in the case of incentive stock options granted to certain 10% shareholders) of the closing sale price of a share of Class A Stock on the stock exchange on which the shares of Class A Stock are then primarily listed and traded for such relevant date, or if there have been no sales on such exchange on the relevant date, the closing sale price on the last preceding day upon which a sale took place, or if the shares of Class A Stock are not listed, the average of the high and low bid prices in the domestic over-the-counter market on the relevant date (the "Fair Market Value"), as determined by the Compensation Committee, of a share of Class A Stock of the Company on the date of grant of such stock option or stock appreciation right. The price per share of the shares of Class A Stock subject to a tandem stock appreciation right must be the same as the price per share of the shares of Class A Stock to be purchased pursuant to the exercise of the stock option underlying such tandem stock appreciation right.

     Exercise of Stock Options or Stock Appreciation Rights. Stock options and non-tandem stock appreciation rights are exercisable in whole or in part at such time and upon such terms and conditions as the Compensation Committee shall determine. A stock option or any stock appreciation right may be exercised by delivery of a duly signed notice in writing specifying the number of shares of Class A Stock with respect to which such exercise occurs, together with the Option Certificate or Stock Appreciation Right Certificate, and in the case of the exercise of a stock option, the full purchase price of the shares of Class A Stock to be purchased pursuant to such exercise, to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board for the purpose of receiving the same; provided, however, that no stock option or stock appreciation right granted pursuant to the 1984 Plan may be exercised at any time when the exercise thereof violates any law or governmental order or regulation. Payment for the shares of Class A stock purchased pursuant to the exercise of a stock option must be made in full at the time of the exercise of the stock option by any one or more of the following methods: in cash; by check payable to the order of the Company; by delivery to the Company of shares of Class A Stock which will be valued at their Fair Market Value on the date of exercise of the stock option; by participation in a cashless exercise program maintained by the Company and a registered broker-dealer or by any other method acceptable to the Compensation Committee and counsel to the Company, including loans, advances and guarantees of loans by the Company.

     Special Rules Applicable to Stock Appreciation Rights. A stock appreciation right may be granted by the Compensation Committee to an eligible officer or other key employee as a free-standing right or may be granted in tandem with all or any part of a stock option granted under the 1984 Plan at the time of the grant of such stock appreciation right. Subject to the provisions set forth below, upon the exercise of a stock appreciation right granted in tandem with a stock option, the holder thereof may surrender the stock option, or any applicable portion thereof, to the extent then exercisable but unexercised and receive cash or shares of Class A Stock or any combination thereof as determined by the Compensation Committee pursuant to the 1984 Plan. Such stock option will, to the extent surrendered, thereupon cease to be exercisable.

     A stock appreciation right is subject to the following terms and conditions and to such other terms and conditions as may from time to time be approved by the Compensation Committee:

          (a) A tandem stock appreciation right is exercisable at such time or times and to such extent, but only to the extent, that the stock option to which it relates is exercisable. A tandem stock appreciation right is not transferrable or assignable separately from the stock option to which it relates and the exercise or expiration of such stock option will terminate the related stock appreciation right.

          (b) The exercise by the holder of a stock appreciation right may be made in writing to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board for the purpose of receiving the same, specifying whether such holder desires cash or shares of Class A Stock or any combination thereof. Such request will be subject to the absolute right of the Compensation Committee to substitute stock for cash or cash for stock as set forth in subparagraph (d) below. An exercise by an officer, director or ten percent (10%) shareholder of the Company electing a full or partial settlement for cash must be received in writing during the period beginning on the third business day next following the date of release by the Company of quarterly or annual financial data and ending on the twelfth business day following such date of release.

          (c) Upon the exercise of a stock appreciation right, the holder thereof will be entitled to receive from the Company the difference between
     (i) the price per share under such stock appreciation right determined in accordance with the section entitled "Price" above, and (ii) the Fair Market Value on the date of exercise of one share of Class A Stock, multiplied by the number of rights with respect to which such stock appreciation right is exercised. For purposes of this subparagraph, Fair Market Value will be determined by the Compensation Committee as of the date of exercise of the stock appreciation right.

          (d) Notwithstanding any provision to the contrary herein, the Compensation Committee may, under such terms and conditions as it deems appropriate, accept the exercise of a stock appreciation right and authorize payment to be made in cash or shares of Class A Stock or any combination thereof. Shares of Class A Stock will be valued at Fair Market Value as determined by the Compensation Committee as of the date of exercise of the stock appreciation right.

     If the Compensation Committee decides to pay cash upon the exercise of a stock appreciation right, the Compensation Committee has the discretion to make such cash payments over a period of time, such period not to exceed five years from the date of exercise, plus interest at a rate to be determined by the Compensation Committee from the date of exercise. Shares of Class A Stock with respect to which a non-tandem stock appreciation right is exercised will be charged against the maximum number of shares which may be subject to stock options or non-tandem stock appreciation rights under the 1984 Plan notwithstanding that payment upon the exercise of such stock appreciation right is made in whole or in part in cash.

     Tax Withholding. In the event that a director, officer or other key employee elects to exercise a stock option or stock appreciation right, or any part thereof, pursuant to the 1984 Plan, and if the Company is required to withhold any amounts under any federal, state or local tax rules or regulations by reason of the issuance of shares of Class A Stock and/or cash to such holder, the Company is entitled to deduct and withhold such amounts from any cash payments to be made to such holder. In any event, such holder must make available to the Company, promptly when required, sufficient funds to meet the requirements of such tax withholding obligation, and the Compensation Committee is entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company when required.

     Issuance of Shares and Compliance With Securities Act. Within a reasonable time after the due exercise of a stock option or stock appreciation right, the Company will cause to be delivered to the holder thereof a certificate for the shares of Class A Stock issuable and/or the cash payable pursuant to the exercise of the stock option or stock appreciation right together with either
(i) an Option Certificate or Stock Appreciation Right Certificate for a number of shares of Class A Stock, equivalent to the difference between the number of shares as to which the stock option and/or stock appreciation right had not been exercised immediately prior to the time of the exercise of the stock option or stock appreciation right and the number of shares with respect to which the stock option or stock appreciation right was so exercised, or (ii) the original Option Certificate or Stock Appreciation Right Certificate endorsed to give effect to the partial exercise thereof. The Company may postpone the issuance and delivery of shares of Class A Stock upon any exercise of a stock option or stock appreciation right until (a) the admission of such shares to listing on any stock exchange on which shares of the same class are then listed and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising a stock option or stock appreciation right must make such representations (including representations to the effect that such person will not dispose of such shares of Class A Stock in violation of the Federal securities laws, if required by the Company) and furnish such information as may in the opinion of counsel to the Company be appropriate to permit the Company, in the light of the then existence or nonexistence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such shares, to issue the shares in compliance with the provisions of that or any comparable act. The Company may place an appropriate legend on any certificate evidencing the shares of Class A Stock and may issue stop transfer instructions in respect thereof. Nothing herein, however, will be deemed to require that the Company file or amend a registration statement under the Securities Act.

     Termination of Options. Notwithstanding any other provisions of the 1984 Plan, any stock option or stock appreciation right not exercised within the period fixed for such exercise will expire and become void and of no effect.

     Termination of Employment. Any unexercised stock option or stock appreciation right held by an officer or other key employee will terminate forthwith at the close of business on the fourteenth business day after cessation or termination for any reason of such holder's employment by the Company. Notwithstanding the foregoing, if the cessation of employment is due to retirement on or after attaining the age of sixty-five (65) years, disability or death, or if death occurs within three months of such holder's cessation of employment by reason of retirement or disability, as aforesaid, such holder or the legal representatives of the estate of such holder or a specific legatee under a will or the distributees in intestacy, after distribution of the stock options or stock appreciation rights to said legatee or distributees, shall have the privilege within the remaining period of the stock option or stock appreciation right or within three months of such holder's cessation of employment, whichever is shorter, of exercising the unexercised stock options or stock appreciation rights which such holder could have exercised at the time of such cessation of employment. If the employment with the Company of any officer or other key employee is terminated because of such officer's or other key employee's violation of his or her duties with the Company, all unexercised stock options or stock appreciation rights held by such officer or other key employee will terminate immediately upon the termination of such holder's employment with the Company. The Compensation Committee has the right in any specific case upon the grant of the stock option or stock appreciation right to provide any other rule or method for termination of the stock option or stock appreciation right upon termination of employment as the Compensation Committee deems proper and appropriate under the circumstances.

     Amendment by the Board of Directors or the Compensation Committee. Subject to the provisions of the following paragraph, the Board of Directors or the Compensation Committee may at any time withdraw or from time to time amend the 1984 Plan and the terms and conditions of any stock options or stock appreciation rights not theretofore granted, and the Board of Directors or the Compensation Committee, with the consent of the affected holder of a stock option or stock appreciation right, may at any time withdraw or from time to time amend the 1984 Plan and the terms and conditions of any stock appreciation rights which have been theretofore granted.

     Amendments Requiring Stockholder Approval. Notwithstanding the provisions of the preceding paragraph, any amendment to the 1984 Plan which changes the option price as set forth in the 1984 Plan, or changes the method of computation of the amount payable upon exercise of a stock appreciation right pursuant to the 1984 Plan, or changes the directors, officers or other key employees eligible to receive stock options or stock appreciation rights under the 1984 Plan will not be effective unless approved by the holders of a majority of the common stock of the Company present, or represented by proxy, and entitled to vote thereon at a meeting called for such purposes within twelve months after the adoption of such amendment by the Board of Directors or the Compensation Committee.

     Plan Benefits. Set forth in the table below are the number of stock options that were granted under the 1984 Plan during the Company's last completed fiscal year, and the number of stock options that have been granted under the 1984 Plan to date, to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, and (iv) all current non-executive officer employees as a group. The amounts shown (a) include options granted by the Compensation Committee on March 26, 1996, and (b) do not include options granted to executive officers who have terminated employment.

                                                                  NUMBER OF STOCK
                                                                  OPTIONS GRANTED   NUMBER OF STOCK
                                                                    DURING LAST     OPTIONS GRANTED
                       NAME AND POSITION                            FISCAL YEAR         TO DATE
- ----------------------------------------------------------------  ---------------   ---------------
Leonard Genovese, President and Chief Executive Officer.........       11,000            95,850
Allan Patrick, Executive Vice President.........................        8,250            70,370
Herbert Kett, Vice Chairman.....................................        5,720            60,010
Irwin Livon, Vice President.....................................        5,500            24,000
Jerome Stengel, Vice President and Treasurer....................        5,500            48,000
All Current Executive Officers as a Group.......................       74,470           492,930
All Current Non-Employee Directors as a Group...................       13,200            76,570
All Current Non-Executive Officer Employees as a Group..........       53,361           211,760

     No incentive stock options or stock appreciation rights have been granted under the 1984 Plan to date. No stock options granted under the 1984 Plan were exercised during the Company's last completed fiscal year. Except with respect to automatic, non-discretionary grants of stock options to non-employee directors, the number of stock options or stock appreciation rights that will be granted under the 1984 Plan to the above-named individuals and groups in the future is not determinable at this time. The number of stock options that will be granted under the 1984 Plan to non-employee directors is described in the section entitled "Grants to Non-Employee Directors."

     Market Value of Securities Underlying Stock Options. The market price of Class A Stock as of April 19, 1996 was $9.375 per share.

     Federal Income Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1984 Plan based on federal income tax laws in effect on January 1, 1996. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     (a) Tax Consequences to Participants.

          Non-qualified Stock Options. In general: (i) no income will be recognized by a holder of a non-qualified stock option at the time such stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the holder thereof in an amount equal to the difference between the option price paid for the shares of Class A Stock and the Fair Market Value of such shares if they are not restricted on the date of exercise; and (iii) at the time of sale of shares of Class A Stock acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) to the holder thereof, depending on how long such shares have been held.

          Stock Appreciation Rights. No income will be recognized by the holder of a stock appreciation right in connection with the grant of such stock appreciation right. When a stock appreciation right is exercised, the holder thereof normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the Fair Market Value of any nonrestricted shares of Class A Stock, received pursuant to such exercise.

          Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of Class A Stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to such officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the Class A Stock received so long as the sale of the stock received could subject such officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

     (b) Tax Consequences to the Company. To the extent that a director, officer or other key employee recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, and
(ii) any applicable withholding obligations are satisfied.

                  OTHER MATTERS RELATING TO THE ANNUAL MEETING

     As of the date of this Proxy Statement, the Board knows of no business other than that described above to be presented for action at the 1996 Annual Meeting, but it is intended that all proxies will be exercised in accordance with the best judgment of their holders upon any other matters and/or proposals that may properly come before the meeting of the assembled shareholders, or at any adjournment thereof, in accordance with the direction of the persons named therein.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any proposal which a holder of Common Stock intends to present at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company, at 80 Marcus Drive, Melville, New York 11747, no later than the close of business on January 2, 1997. Reference is made to Rule 14a-8 under the Exchange Act for information concerning the content and form of such proposal and the manner in which such proposal must be made.

                             ADDITIONAL INFORMATION

     The Company's Annual Report, including certain financial statements, is being mailed concurrently with the Notice and Proxy Statement to all persons who were shareholders of record at the close of business on April 24, 1996, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

     Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 1996. Written requests for such report should be directed to the Secretary of the Company, 80 Marcus Drive, Melville, New York 11747.

                                          By Order of the Board of Directors,

                                          DONALD W. GROSS
                                          Secretary

May 6, 1996.

                                                                       EXHIBIT A

                           GENOVESE DRUG STORES, INC.

            1984 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN

                                AMENDMENT NO. 4

     Pursuant to sections 21 and 22 of the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Appreciation Rights Plan (the "1984 Plan"), the 1984 Plan is hereby amended as follows:

     1. The first sentence of Section 10 of the 1984 Plan is amended to read as follows:

     "The duration of each Option or any Stock Appreciation Right granted hereunder shall be for such period as the Committee shall determine, but not more than (i) five years from the date of grant thereof in the case of an Option which is intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, and which is granted to an individual who owns (at the time such Option is granted) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, or (ii) 10 years from the date of grant thereof in the case of any other Option or Stock Appreciation Right."

     2. The foregoing amendment shall be effective as of March 26, 1996, subject to the approval of such amendment by the shareholders of Genovese Drug Stores, Inc. Such amendment shall apply with respect to all awards under the 1984 Plan that (i) are made on or after such effective date, or (ii) were made before such effective date and by their terms had not lapsed by such effective date.

     3. The first sentence of Section 5 of the 1984 Plan is amended by replacing the term "650,000" with the term "1,450,000".

     4. The foregoing amendment shall be effective as of March 26, 1996, subject to the approval of such amendment by the shareholders of Genovese Drug Stores, Inc.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS OF GENOVESE DRUG STORES, INC.

       The undersigned shareholder of Genovese Drug Stores, Inc. does hereby nominate and appoint Leonard Genovese and Donald W. Gross, or either of them, as true and lawful attorneys and proxies of the undersigned with power of substitution, to vote as designated below all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company at 80 Marcus Drive, Melville, New York 11747 on June 17, 1996 at 11:00 A.M., local time, or at any adjournment or adjournments thereof to the same extent with all powers the undersigned would possess if personally present and voting at said meeting or adjournments thereof.

   ELECTION OF DIRECTORS

       CLASS I Directors elected until the 1999 Annual Meeting:

              William J. McKenna            / /  FOR     / /  WITHHOLD AUTHORITY
              Frances Genovese Wangberg     / /  FOR     / /  WITHHOLD AUTHORITY
              Herbert J. Kett               / /  FOR     / /  WITHHOLD AUTHORITY

   PROPOSED AMENDMENT

   1. Amend the 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan") to increase the number of authorized shares of Class A Common Stock that may be issued under the 1984 Plan by 800,000 shares, to extend the term of all existing options from five to 10 years (subject to the consent of existing option holders) and to extend the permissible term of future options(except certain incentive stock options) from five to 10 years.

            / /  FOR                 / /  AGAINST            / /  ABSTAIN

       THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSED AMENDMENT.

       RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, EACH DATED MAY 3, 1996, AND THE ANNUAL REPORT OF GENOVESE DRUG STORES, INC. FOR THE FISCAL YEAR ENDED FEBRUARY 2, 1996.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE.

                                   DATED: ________________________________, 1996

                                   SIGNATURE: __________________________________

                                              __________________________________
                                                 (SIGNATURE IF HELD JOINTLY)

                                              NOTE: PLEASE SIGN EXACTLY AS YOUR
                                              NAME APPEARS ON THIS PROXY. IF
                                              SIGNING FOR AN ESTATE, TRUST OR
                                              CORPORATION, TITLE OR CAPACITY
                                              SHOULD BE STATED. IF SHARES ARE
                                              HELD JOINTLY, EACH HOLDER SHOULD
                                              SIGN.